Exhibit 107

Calculation of Filing Fee Tables

Form F-1

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(Form Type)

SEALSQ Corp

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees To Be Paid	Equity	Ordinary Shares issuable upon conversion of Notes	457(c)	37,080,000 (3)	$1.27 (2)	US$47,091,600.00	US$ 147.60 per US$ 1,000,000.00 (4)	US$6,950.72
Fees To Be Paid	Equity	Ordinary Shares issuable upon exercise of Warrants	457(g)	2,920,000 (5)	$5.50 (6)	US$16,060,000.00	US$ 147.60 per US$ 1,000,000.00(4)	US$2,370.46
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	US$9,321.18
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares issuable upon exercise of Warrants	457(g)	4,725,000 (7)	$4.00 (8)	US$18,900,000.00	US$ 147.60 per US$ 1,000,000.00	US$2,789.64
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	US$2,789.64
				Total Offering Amounts		US$82,051,600		US$12,110.82
				Total Fees Previously Paid				US$12,110.82
Total Fee Offsets
				Net Fee Due				US$0

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(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the ordinary shares of the Registrant being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of Ordinary Shares as reported on The Nasdaq Capital Market on April 12, 2024.

(3)	Represents the maximum number of shares that the Registrant expects could be issuable upon conversion of the Third Tranche Notes held by the Selling Shareholders named in this Registration Statement. At the Floor Conversion Price, the Third Tranche Notes (including accruing interest) were initially convertible into an aggregate of 19,636,364 Ordinary Shares. Pursuant to the Purchase Agreement, on the Third Tranche Closing Date, the Selling Shareholders were issued the Third Tranche Warrants to purchase up to an aggregate of 1,537,358 Ordinary Shares. Pursuant to the Registration Rights Agreement, we are obligated to register for resale 40,000,000 Ordinary Shares, which include the aforementioned Ordinary Shares plus Ordinary Shares reserved for potential issuance in the event of future adjustments to the conversion price for the Third Tranche Notes the exercise price for the Third Tranche Warrants (e.g. in the event of a future default or dilution event). The 19,636,364 Ordinary Shares issuable upon the conversion of the Third Tranche Notes represented 92.7% of the sum total of (x) the 19,636,364 Ordinary Shares issuable upon the conversion of the Third Tranche Notes plus (y) the 1,537,358 Ordinary Shares issuable upon the exercise of the Third Tranche Warrants. For purposes of this fee table, we have therefore allocated 92.7% of the 40,000,000 Ordinary Shares that we are registering for resale to the Ordinary Shares issuable upon conversion of the Second Tranche Notes, for a total of 37,080,000 Ordinary Shares.

(4)	Pursuant to Section 6(b) of the Securities Act, a rate equal to $147.60 per $1,000,000 of the proposed maximum aggregate offering price.

(5)	Represents the maximum number of shares that the Registrant expects could be issuable upon exercise of the Third Tranche Warrants held by the Selling Shareholders named in this Registration Statement. At the Floor Conversion Price, the Third Tranche Notes (including accruing interest) were initially convertible into an aggregate of 19,636,364 Ordinary Shares. Pursuant to the Purchase Agreement, on the Third Tranche Closing Date, the Selling Shareholders were issued the Third Tranche Warrants to purchase up to an aggregate of 1,537,358 Ordinary Shares. Pursuant to the Registration Rights Agreement, we are obligated to register for resale 40,000,000 Ordinary Shares, which include the aforementioned Ordinary Shares plus Ordinary Shares reserved for potential issuance in the event of future adjustments to the conversion price for the Third Tranche Notes the exercise price for the Third Tranche Warrants (e.g. in the event of a future default or dilution event). The 1,537,358 Ordinary Shares represent 7.3% of the total of (x) the 19,636,364 Ordinary Shares issuable upon the conversion of the Third Tranche Notes plus (y) the 1,537,358 Ordinary Shares issuable upon the exercise of the Third Tranche Warrants. For purposes of this fee table, we have therefore allocated 7.3% of the 40,000,000 Ordinary Shares that we are registering for resale to the Ordinary Shares issuable upon exercise of the Warrants, for a total of 2,920,000 Ordinary Shares.

(6)	The price per share is based upon the exercise price per warrant of $5.50 per Ordinary Share as of April 12, 2024.
(7)	Represents 2,288,678 Ordinary Shares issuable upon the exercise of the Second Tranche Warrants (including Ordinary Shares reserved for potential issuance in the event of possible future default or dilution adjustments) that were issued to the Selling Shareholders on January 9, 2024 and are exercisable, immediately at an exercise price of $4.00 per Ordinary Share. The Ordinary Shares registered hereby that are issuable upon exercise of Second Tranche Warrants (i) were initially registered under Registration Statement on Form F-1 (Reg. No. 333-276877) filed on February 5, 2024 and declared effective on February 5, 2024), and (ii) will be deregistered promptly after the date of effectiveness of this Pre-Effective Amendment No. 4 on Form F-1.

(8)	The price per share is based upon the exercise price per warrant of $4.00 per share as of February 2, 2024.